Exhibit 99.1

News Release
Republic First Bancorp, Inc.
April 22, 2013

REPUBLIC FIRST BANCORP, INC. REPORTS EARNINGS FOR FIRST QUARTER 2013

Philadelphia, PA, April 22, 2013 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended March 31, 2013.  The Company has recorded net income of $1.0 million, or $0.04 per share, for the first quarter of 2013 compared to net income of $1.3 million, or $0.05 per share, for the first quarter of 2012.

“Our first quarter results represent a good, solid start to the new year,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “We are encouraged by the increase we are seeing in quality loan opportunities and are pleased with the results of our strategy which is based upon the delivery of extraordinary customer service.  We will continue to build momentum as we put ourselves in position to capitalize on opportunities for growth and expansion.”

Highlights for the Period Ending March 31, 2013

➢
The Company recorded net income of $1.0 million, or $0.04 per share, for the quarter ended March 31, 2013 compared to net income of $0.9 million, or $0.03 per share, for the quarter ended December 31, 2012 and net income of $1.3 million, or $0.05 per share, for the quarter ended March 31, 2012.

➢	The net interest margin improved to 3.61% in the first quarter 2013 compared to 3.35% for the first quarter 2012.

➢	Total loans increased by $23.9 million, or 4%, to $627.1 million as of March 31, 2013 compared to $603.3 million at March 31, 2012.

➢
SBA lending continued to be a focal point of the Company’s lending strategy. $7.9 million in new SBA loans were originated during the quarter ended March 31, 2013. Our team is currently ranked as the #2 SBA lender in New Jersey and #2 in Pennsylvania based on the dollar volume of loan originations.

➢
Core deposits increased by $3.3 million to $809.2 million as of March 31, 2013 compared to $805.9 million as of March 31, 2012 driven by the Company’s retail strategy which focuses on relationship banking and gathering of low cost core deposits.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 12.88% and a Tier I Leverage Ratio of 9.32% at March 31, 2013.

➢	Tangible book value per share as of March 31, 2013 was $2.72.

Income Statement

The Company reported net income of $1.0 million, or $0.04 per share, for the three month period ended March 31, 2013, compared to net income of $0.9 million, or $0.03 per share, for the three month period ended December 31, 2012 and net income of $1.3 million, or $0.05 per share, for the three month period ended March 31, 2012.

The Company continues to lower its cost of funds as evidenced by a decrease of 25 basis points to 0.58% for the three month period ended March 31, 2013, compared to 0.83% for the three month period ended March 31, 2012. The net interest margin increased to 3.61% for the three month period ended March 31, 2013 compared to 3.35% for the three month period ended March 31, 2012.

Non-interest income increased to $2.2 million for the three month period ended March 31, 2013 compared to $1.6 million for the three month period ended March 31, 2012, primarily due to gains on the sale of investment securities of $0.7 million during the three month period ended March 31, 2013.

Non-interest expenses increased by $0.3 million, or 3%, to $9.1 million for the three month period ended March 31, 2013 compared to $8.8 million in the prior year period primarily as a result of higher expenses related to foreclosed real estate during the three month period ended March 31, 2013.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	Mar 31, 2013	Mar 31, 2012	% Change	Dec 31, 2012	% Change

Total assets	$926,084	$958,288	(3%)	$988,658	(6%)

Total loans (net)	617,769	592,506	4%	608,359	2%

Total deposits	826,138	857,374	(4%)	889,201	(7%)

Total core deposits	809,206	805,911	0%	841,784	(4%)

Net loans increased by $25.3 million, or 4%, as of March 31, 2013 compared to March 31, 2012. Total deposits decreased by $63.1 million, or 7%, on a linked quarter basis as of March 31, 2013 due to the maturity of high cost, internet-based certificates of deposit which we have intentionally decided not to renew.  Core deposits grew by $3.3 million to $809.2 million as of March 31, 2013 compared to $805.9 million as of March 31, 2012.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	Mar 31, 2013	Mar 31, 2012	% Change	Dec 31, 2012	% Change	1st Qtr 2013 Cost of Funds

Demand noninterest-bearing	$149,857	$128,935	16%	$145,407	3%	0.00%

Demand interest-bearing	159,601	103,385	54%	180,441	(12%)	0.46%

Money market and savings	425,753	447,974	(5%)	440,119	(3%)	0.48%

Certificates of deposit	73,995	125,617	(41%)	75,817	(2%)	0.82%

Total core deposits	$809,206	$805,911	0%	$841,784	(4%)	0.43%

Core deposits increased to $809.2 million at March 31, 2013 compared to $805.9 million at March 31, 2012 as the Company continues to focus its effort on the gathering of low-cost core deposits. We recognized strong growth in demand account balances on a year to year basis.  At the same time we’ve reduced the overall deposit cost of funds to 0.46% for the three month period ending March 31, 2013 compared to 0.73% for the three month period ending March 31, 2012. The retail banking strategy has also enabled the Company to significantly reduce its dependence on wholesale funding sources like brokered and internet-based certificates of deposit.

Lending

Loans by type are as follows (dollars in thousands):

Description	Mar 31, 2013	% of Total	Mar 31, 2012	% of Total	Dec 31, 2012	% of Total

Commercial real estate	$332,407	53%	$343,838	57%	$335,561	54%
Construction and land development	27,614	4%	35,424	6%	26,659	4%
Commercial and industrial	110,785	18%	96,586	16%	103,768	17%
Owner occupied real estate	129,692	21%	107,804	18%	126,242	21%
Consumer and other	24,359	4%	16,832	3%	23,449	4%
Residential mortgage	2,425	0%	3,114	0%	2,442	0%
Deferred costs (fees)	(160)		(336)		(220)

Gross loans	$627,122	100%	$603,262	100%	$617,901	100%

Gross loans increased by $23.9 million to $627.1 million at March 31, 2013 compared to $603.3 million at March 31, 2012 as a result of an increase in quality loan demand over the last twelve months.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Quarter Ended
	Mar 31, 2013	Mar 31, 2012	Dec 31, 2012

Non-performing assets / total assets	2.52%	1.76%	2.52%

Quarterly net loan charge-offs / average loans	0.12%	0.37%	0.64%

Allowance for loan losses / gross loans	1.49%	1.78%	1.54%

Allowance for loan losses / non-performing loans	62%	100%	59%

Non-performing assets / capital and reserves	29%	22%	31%

Non-performing assets increased by $6.5 million to $23.4 million, or 2.52% of total assets, at March 31, 2013, compared to $16.9 million, or 1.76% of total assets, as of March 31, 2012.  The increase was primarily driven by one loan relationship that transferred to non-accrual status during the third quarter 2012. This relationship is backed by adequate collateral to support the current carrying value of the loan. The allowance for loan losses as a percentage of non-performing loans increased to 62% as of March 31, 2013, compared to 59%  as of December 31, 2012.  The ratio of non-performing assets to capital and reserves decreased to 29% as of March 31, 2013 compared to 31% as of December 31, 2012.

Capital

The Company’s capital regulatory ratios at March 31, 2013 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	9.32%	5.00%

Tier 1 Risk Based Capital	11.65%	6.00%

Total Risk Based Capital	12.88%	10.00%

Total shareholders’ equity was $70.5 million at March 31, 2013 which represented a book value per share of $2.72, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2012 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
(dollars in thousands)	2013	2012	2012

ASSETS
Cash and due from banks	$9,592	$9,097	$8,627
Interest-bearing deposits and federal funds sold	62,337	118,907	109,604
Total cash and cash equivalents	71,929	128,004	118,231

Securities - Available for sale	173,550	189,259	182,805
Securities - Held to maturity	68	67	140
Restricted stock	3,276	3,816	5,062
Total investment securities	176,894	193,142	188,007

Loans held for sale	165	82	1,875

Loans receivable	627,122	617,901	603,262
Allowance for loan losses	(9,353)	(9,542)	(10,756)
Net loans	617,769	608,359	592,506

Premises and equipment	21,630	21,976	23,131
Other real estate owned	8,268	8,912	6,135
Other assets	29,429	28,183	28,403

Total Assets	$926,084	$988,658	$958,288

LIABILITIES
Non-interest bearing deposits	$149,857	$145,407	$128,935
Interest bearing deposits	676,281	743,794	728,439
Total deposits	826,138	889,201	857,374

Short-term borrowings	-	-	4,516
Subordinated debt	22,476	22,476	22,476
Other liabilities	6,950	7,079	7,519

Total Liabilities	855,564	918,756	891,885

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	265	265	265
Additional paid-in capital	106,825	106,753	106,472
Accumulated deficit	(33,236)	(34,228)	(36,537)
Treasury stock at cost	(3,099)	(3,099)	(3,099)
Stock held by deferred compensation plan	(809)	(809)	(809)
Accumulated other comprehensive income (loss)	574	1,020	111

Total Shareholders' Equity	70,520	69,902	66,403

Total Liabilities and Shareholders' Equity	$926,084	$988,658	$958,288

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2013	2012	2012

INTEREST INCOME
Interest and fees on loans	$7,928	$8,128	$8,090
Interest and dividends on investment securities	1,120	1,234	1,385
Interest on other interest earning assets	59	61	101
Total interest income	9,107	9,423	9,576

INTEREST EXPENSE
Interest on deposits	976	1,124	1,615
Interest on borrowed funds	278	282	285
Total interest expense	1,254	1,406	1,900

Net interest income	7,853	8,017	7,676
Provision (credit) for loan losses	-	750	(750)

Net interest income after provision (credit) for loan losses	7,853	7,267	8,426

NON-INTEREST INCOME
Service fees on deposit accounts	234	252	210
Gain on sale of SBA loans	650	2,194	1,086
Gain (loss) on sale of investment securities	703	(37)	-
Other non-interest income	656	443	350
Total non-interest income	2,243	2,852	1,646

NON-INTEREST EXPENSE
Salaries and employee benefits	4,287	4,407	4,134
Occupancy and equipment	1,327	1,353	1,362
Legal and professional fees	687	821	1,182
Foreclosed real estate	917	274	98
Regulatory assessments and related fees	344	335	338
Other operating expenses	1,568	2,079	1,722
Total non-interest expense	9,130	9,269	8,836

Income before benefit for income taxes	966	850	1,236

Benefit for income taxes	(26)	(54)	(69)

Net income	$992	$904	$1,305

Net Income per Common Share
Basic	$0.04	$0.03	$0.05
Diluted	$0.04	$0.03	$0.05

Average Common Shares Outstanding
Basic	25,973	25,973	25,973
Diluted	25,973	25,973	25,973

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	March 31, 2013			December 31, 2012			March 31, 2012

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$86,685	$59	0.28%	$95,227	$61	0.25%	$162,103	$101	0.25%
Securities	183,387	1,159	2.53%	193,119	1,298	2.69%	178,650	1,447	3.24%
Loans receivable	621,642	7,977	5.20%	626,916	8,164	5.18%	592,828	8,127	5.51%
Total interest-earning assets	891,714	9,195	4.18%	915,262	9,523	4.14%	933,581	9,675	4.17%

Other assets	59,736			58,879			55,168

Total assets	$951,450			$974,141			$988,749

Interest-bearing liabilities:

Demand non interest-bearing	$144,045			$142,716			$144,855
Demand interest-bearing	170,868	195	0.46%	178,658	229	0.51%	117,794	171	0.58%
Money market & savings	422,766	502	0.48%	425,205	561	0.52%	431,106	863	0.81%
Time deposits	114,054	279	0.99%	128,005	334	1.04%	199,523	581	1.17%
Total deposits	851,733	976	0.46%	874,584	1,124	0.51%	893,278	1,615	0.73%

Total interest-bearing deposits	707,688	976	0.56%	731,868	1,124	0.61%	748,423	1,615	0.87%

Other borrowings	22,476	278	5.02%	22,547	282	4.98%	22,575	285	5.08%

Total interest-bearing liabilities	730,164	1,254	0.70%	754,415	1,406	0.74%	770,998	1,900	0.99%
Total deposits and
other borrowings	874,209	1,254	0.58%	897,131	1,406	0.62%	915,853	1,900	0.83%

Non interest-bearing liabilities	7,343			7,623			7,518
Shareholders' equity	69,898			69,387			65,378
Total liabilities and
shareholders' equity	$951,450			$974,141			$988,749

Net interest income		$7,941			$8,117			$7,775
Net interest spread			3.48%			3.40%			3.18%

Net interest margin			3.61%			3.53%			3.35%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2013	2012	2012

Balance at beginning of period	$9,542	$9,798	$12,050

Provision (credit) charged to operating expense	-	750	(750)
	9,542	10,548	11,300

Recoveries on loans charged-off:
Commercial	1	-	-
Consumer	-	1	1
Total recoveries	1	1	1

Loans charged-off:
Commercial	(115)	(1,007)	(544)
Consumer	(75)	-	(1)

Total charged-off	(190)	(1,007)	(545)

Net charge-offs	(189)	(1,006)	(544)

Balance at end of period	$9,353	$9,542	$10,756

Net charge-offs as a percentage of
average loans outstanding	0.12%	0.64%	0.37%

Allowance for loan losses as a percentage
of period-end loans	1.49%	1.54%	1.78%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2013	2012	2012	2012	2012

Non-accrual loans:
Commercial real estate	$14,415	$14,850	$15,156	$10,090	$9,911
Consumer and other	700	996	996	802	811
Total non-accrual loans	15,115	15,846	16,152	10,892	10,722

Loans past due 90 days or more
and still accruing	-	202	-	-	-

Total non-performing loans	15,115	16,048	16,152	10,892	10,722

Other real estate owned	8,268	8,912	7,312	6,135	6,135

Total non-performing assets	$23,383	$24,960	$23,464	$17,027	$16,857

Non-performing loans to total loans	2.41%	2.60%	2.59%	1.80%	1.78%

Non-performing assets to total assets	2.52%	2.52%	2.43%	1.81%	1.76%

Non-performing loan coverage	61.88%	59.46%	60.66%	86.16%	100.32%

Allowance for loan losses as a percentage
of total period-end loans	1.49%	1.54%	1.57%	1.55%	1.78%

Non-performing assets / capital plus
allowance for loan losses	29.28%	31.42%	29.80%	22.22%	21.85%